Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

SpringBig Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Primary offering Common stock, par value $0.0001 per share	457(o)	(1)	(2)	$25,000,000	$0.0001102	$2,755.00(3)	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$25,000,000	$0.0001102	$2,755.00
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	—
	Net Fee Due					$25,000,000	—	$2,755.00

(1) There are being registered under this registration statement such indeterminate number of shares of common stock of the registrant as shall have an aggregate initial offering price not to exceed $25,000,000.

(2) The proposed maximum offering price per unit or security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3) The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(4)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Secondary offering Common stock, par value $0.0001 per share	2,750,000(5)	$6,490,000(6)	S-1	333-266010	August 11, 2022
Equity	Secondary offering Common stock, par value $0.0001 per share	1,760,940(7)	$4,155,818.40(6)	S-1	333-266010	August 11, 2022
Equity	Secondary offering Common stock, par value $0.0001 per share	21,590,291(8)	$37,783,009(9)	S-1	333-266138	August 11, 2022
Equity	Secondary offering Common stock, par value $0.0001 per share	16,000,000(10)	$184,000,000(11)	S-1	333-266138	August 11, 2022
Other	Secondary offering Warrants to purchase shares of common stock	6,000,000(12)	$—(13)	S-1	333-266138	August 11, 2022

(4) Pursuant to Rule 416(a) of the Securities Act, the amount of securities previously registered includes an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5) Issuable upon conversion of the 6% Senior Secured Original Issue Discount Convertible Notes due 2025, as amended, issued to and held by L1 Capital Global Opportunities Master Fund.  Of the amount of securities previously registered, 1,443,866 remain issuable as of the date of this filing.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported trading prices of the registrant’s common stock as reported on the Nasdaq Capital Market on June 28, 2022, which was $2.36.

(7) Issuable upon conversion of the warrants, as amended, issued to and held by L1 Capital Global Opportunities Master Fund.

(8) Consists of up to 21,590,291 shares of common stock (of which 12,800,418 remain as of the date of this filing) previously registered for resale by the selling securityholders named in this registration statement consisting of up to: (i) 1,341,356 shares of common stock purchased by subscribers in a private placement pursuant to separate subscription agreements, (ii) 4,000,000 shares of common stock (of which 3,960,000 remain as of the date of this filing) originally issued in a private placement to originally issued in a private placement to TCAC Sponsor, LLC, a Delaware limited liability company and certain affiliates in connection with the IPO of Tuatara Capital Acquisition Corporation (“Tuatara”), and (iii) 16,248,935 shares of common stock (of which 7,499,062 remain as of the date of this filing) beneficially owned by certain stockholders who have been granted registration rights.

(9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457I under the Securities Act based on the average of the high and low reported trading prices of the registrant’s common stock as reported on the Nasdaq Capital Market on July 13, 2022, which was $1.75.

(10) Consists of up to 16,000,000 shares of common stock, consisting of up to: (i) 6,000,000 shares of common stock that may be issued upon the exercise of 6,000,000 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of Tuatara, by the holders thereof, at an exercise price of $11.50 per share, subject to adjustment, and (ii) 10,000,000 shares of common stock that may be issued upon the exercise of 10,000,000 warrants (the “Public Warrants”), originally issued in the initial public offering of Tuatara, by holders thereof, at an exercise price of $11.50 per share, subject to adjustment.

(11) Calculated pursuant to Rule 457(g) under the Securities Act, based on the $11.50 exercise price per share of common stock issuable upon exercise of the Private Placement Warrants and Public Warrants.

(12) Represents the resale of Private Placement Warrants.

(13) In accordance with Rule 457(g), the entire registration fee for the Private Placement Warrants is allocated to the shares of common stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.